Exhibit 10.1
EVERGREEN SOLAR, INC.
138 Bartlett Street, Marlboro, MA
01752-3016 USA
July 14, 2009
Jiawei Solar (Wuhan) Co., Ltd.
No. 3, Road No. 1, Liufang Dongyi Industrial Park
Donghu Gaoxin District
Wuhan, Hubei 430205, China
Attention: Mr. Kong-Qi Ding
RE:	Warrants to be Issued in Connection with the Relationship Agreement and the Manufacturing Services Agreement
     Ladies and Gentlemen:
     This side letter is being entered into in connection with the execution by Evergreen Solar, Inc. (“ESLR”), Evergreen Solar (Wuhan) Co., Ltd., Jiawei Solarchina Co. Ltd. (“JWCN”) and Jiawei Solar (Wuhan) Co., Ltd. of a Relationship Agreement and a Manufacturing Services Agreement, each as of even date herewith.
     Upon the satisfaction or waiver of the conditions set forth in Section 13 of the aforementioned Relationship Agreement, ESLR shall issue and deliver a warrant in accordance with the terms set forth in Exhibit A and JWCN shall deliver a warrant issued by Dynamic Green Energy, Ltd. (“DGE”) in accordance with the terms set forth in Exhibit B. The forms of the two warrants shall be as are otherwise customary and normal for similar transactions with the various terms of the two warrants being the same except where differences may be reasonably appropriate based on the public or private nature of the issuing company, applicable regulatory requirements and other circumstances uniquely affecting each company (e.g., each party’s representations and warranties regarding its capitalization will be different). The ESLR warrant shall not be effective unless the DGE warrant is properly issued and delivered to Jiawei. The DGE warrant shall not be effective unless the ESLR warrant is properly issued and delivered to ESLR.
     Evergreen Solar is very pleased to be entering into the aforementioned agreements and this side letter with Jiawei and looks forward to seeing the future mutual successes of the two companies. Please indicate your acceptance of the terms and conditions of this side letter by signing below.

Sincerely yours EVERGREEN SOLAR, INC.
By:	/s/ Michael El-Hillow
Name and Title: Michael El-Hillow, CFO

AGREED AND ACCEPTED: JIAWEI SOLARCHINA CO., LTD
By:	/s/ K. X. Ding
Name and Title: K. X. Ding, Chairman & President July 20, 2009

Exhibit A
Terms of Warrant to be Issued by Evergreen Solar, Inc.
1. Securities Purchasable upon Exercise: Common Stock of ESLR.
2. Number of Shares subject to Warrant: 2,082,914, subject to proportional adjustment to the extent that any of ESLR’s currently outstanding convertible notes are converted (i.e., the number of shares subject to the warrant will be increased by 1% of the number of shares issued upon conversion of the currently outstanding convertible notes).
3. Exercise Price Per Share: $2.03
4. Vesting: The warrant may be exercised for 20% of the warrant shares for each incremental 95 MW of production capacity achieved (as determined by Product produced and delivered) pursuant to the MSA or other agreement between (a) ESLR, EGWH and/or another ESLR Affiliate and (b) JWCN, JWWH and/or another JWCN Affiliate, related to the production of Product by JWCN, JWWH or another JWCN Affiliate using String Ribbon Wafers; provided that if ESLR enters into a definitive agreement relating to the expansion of ESLR’s manufacturing of String Ribbon Wafers, or the manufacture by ESLR or third parties of cells or panels using String Ribbon Wafers, in Cambodia, India, Indonesia, Malaysia, the Philippines, Thailand or Vietnam prior to December 31, 2012 the warrant shall become vested and exercisable for 100% of the warrant shares.
5. Term: Five (5) years after the issuance of the warrant.
6. Registration Rights: Warrant shares issuable upon exercise will be registered promptly following the point at which they become exercisable.

Exhibit B
Terms of Warrant to be Issued by Dynamic Green Energy, Ltd.
1. Securities Purchasable Upon Exercise: Common stock of DGE.
2. Number of Shares Subject to Warrant: 400,000, subject to proportional adjustment to the extent (a) of any adjustment to the conversion rate applicable to DGE’s convertible preferred stock occurring after June 2008 and (b) DGE’s currently outstanding convertible notes are converted (i.e., the number of shares subject to the warrant will be increased by 1% of the number of additional shares issuable upon conversion of DGE’s currently outstanding convertible preferred stock after June 2008 and any shares issued upon conversion of the currently outstanding convertible notes).
3. Exercise Price Per Share: $1.42
4. Vesting: The warrant may be exercised for 20% of the warrant shares for each incremental 95 MW of production capacity achieved (as determined by Product produced and delivered) pursuant to the MSA or other agreement between (a) ESLR, EGWH and/or another ESLR Affiliate and (b) JWCN, JWWH and/or another JWCN Affiliate, related to the production of Product by JWCN, JWWH or another JWCN Affiliate using String Ribbon Wafers; provided that in determining the production capacity achieved, any capacity expansion in China proposed by ESLR in good faith and declined by JWCN that is subsequently undertaken by ESLR shall count towards the number of MW of production capacity achieved.
5. Term: Five (5) years after the issuance of the warrant.
6. Registration Rights: Warrant shares issuable upon exercise will be registered in connection with the initial public offering of DGE, subject to underwriter’s cutback and lockup requirements.